SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2012 (October 23, 2012)

ALERIS INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-173180	27-1539680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Securities

On October 23, 2012, Aleris International, Inc. (the “Company”) completed the issuance of $500 million aggregate principal amount of 7 7/8% senior unsecured notes due 2020 (the “Notes”) and related guarantees (the “Subsidiary Guarantees” and, together with the Notes, the “Securities”) in a private offering under Rule 144A and Regulation S of the Securities Act of 1933, as amended. The Company intends to use the net proceeds from the sale of the Securities (i) for general corporate purposes, including working capital, capital expenditures and/or funding the completion of the construction of the Company’s aluminum rolling mill in China and/or (ii) to fund acquisition opportunities that may become available to the Company from time to time. In addition, after March 31, 2013 the Company may pay one or more cash dividends from time to time to Aleris Corporation, which will then dividend such funds, pro rata, to its stockholders.

The Securities were issued under an Indenture (the “Indenture”), dated as of October 23, 2012, among the Company, the guarantors named therein (collectively, the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes are unconditionally guaranteed by each domestic subsidiary that guarantees the obligations of the Company under the Company’s asset-based revolving credit facility (the “ABL Facility”).

The Securities bear interest at an annual rate of 7.875%. Interest is payable on the Securities semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2013. The Securities will mature on November 1, 2020.

From and after November 1, 2015, the Company may redeem the Securities, in whole or in part, at a redemption price of 105.906% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the redemption date, declining ratably to 100% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the redemption date, on or after November 1, 2018. Prior to November 1, 2015 the Company may redeem up to 40% of the aggregate principal amount of the Securities (including any additional Notes) with the net cash proceeds from certain equity offerings at a redemption price of 107.875%, plus accrued and unpaid interest, if any, to the redemption date. The Company may make such redemption so long as, immediately after the occurrence of any such redemption, at least 60% of the aggregate principal amount of the Securities (including any additional Notes) remains outstanding. Additionally, at any time prior to November 1, 2015, the Company may redeem some or all of the Securities at a redemption price equal to 100% of the principal amount of the Securities, plus the applicable premium as provided in the Indenture and accrued and unpaid interest, if any, to the redemption price.

If the Company experiences a “change of control” specified in the Indenture, the Company must offer to purchase all of the Securities at a price equal to 101% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the date of purchase. In addition, if the Company or its restricted subsidiaries engage in certain asset sales and do not invest the cash proceeds or permanently reduce certain debt within a specified period of time, the Company will be required to use the proceeds of such asset sales to make an offer to purchase a principal amount of the Securities at a price of 100% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the date of purchase.

Subject to certain limitations and exceptions, the Indenture contains covenants limiting the ability of the Company and its restricted subsidiaries to, among other things:

•	incur additional debt;
•	pay dividends or distributions on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock or subordinated debt;
•	issue preferred stock of restricted subsidiaries;
•	make certain investments;
•	create liens on the Company’s or its Subsidiary Guarantors’ assets to secure debt;
•	enter into sale and leaseback transactions;
•	create restrictions on the payment of dividends or other amounts to the Company from the Company’s restricted subsidiaries that are not guarantors of the Notes;
•	enter into transactions with affiliates;
•	merge or consolidate with another Company; and
•	sell assets, including capital stock of the Company’s subsidiaries.

If any event of default (other than certain events of bankruptcy or insolvency with respect to the Company) occurs and is continuing under the Indenture, the Trustee or holders of at least 30% in principal amount of the Securities may declare the principal, premium, if any, interest and any other monetary obligations on all outstanding Securities to be due and payable immediately, subject to certain conditions provided in the Indenture. In the case of certain events of bankruptcy or insolvency with respect to the Company, these amounts will become due and payable without any further action or notice. The following constitute events of default under the Indenture: (1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Securities; (2) default for 30 days or more in the payment when due of interest on or with respect to the Securities; (3) failure by the Company or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Trustee or holders of at least 30% in principal amount of then outstanding Securities to comply with any of its other agreements in the Indenture or Securities; (4) default under any mortgage, indenture, or instrument under which there is issued, secured or evidenced any indebtedness for money borrowed by the Company or any restricted subsidiary, if both (a) such default results from the failure to pay any principal of such indebtedness at its stated final maturity or relates to an obligation that causes such indebtedness to become due prior to its stated maturity and (b) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default, aggregate $40 million or more at any one time outstanding; (5) failure by the Company or any significant subsidiary to pay final judgments aggregating in excess of $40 million, which final judgments remain unpaid, undischarged and unstayed for more than 60 days after such judgment becomes final; (6) certain events of bankruptcy or insolvency with respect to the Company or any significant subsidiary; and (7) the Subsidiary Guarantee of any significant subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Subsidiary Guarantor that is a significant subsidiary denies that it has any further liability under its Subsidiary Guarantee.

U.S. Bank National Association, the Trustee under the Indenture, also serves as the trustee under the indenture governing the Company’s existing 7 5/8% senior notes due 2018. U.S. Bank National Association or any of its affiliates, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an affiliate of the Company, and may otherwise deal with the Company or an affiliate of the Company, as if it were not the trustee.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report and is hereby incorporated by reference herein. The form of Note (included as Exhibit 1 to Rule 144A / Regulation S Appendix of the Indenture filed as Exhibit 4.1) is filed as Exhibit 4.2 to this Current Report and is hereby incorporated by reference herein. The foregoing descriptions of the Indenture and the Securities do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the Securities, which are filed as Exhibits 4.1 and 4.2, respectively.

Registration Rights Agreement

On October 23, 2012, the Company and the Subsidiary Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Keybanc Capital Markets Inc., Moelis & Company LLC and UBS Securities LLC, the initial purchasers of the Securities, pursuant to which the Company agreed to file with the Securities & Exchange Commission and cause to become effective a registration statement relating to an exchange offer of the Securities for SEC-registered notes with terms identical to the Securities being exchanged. The Company is required to use its commercially reasonable efforts to cause such registration statement to become effective and to complete such exchange offer within 360 days after the date of issuance of the Securities. Under the Registration Rights Agreement, the Company may be required to file a shelf registration statement that would cover resales of the Securities. If the Company fails meet its obligations under the Registration Rights Agreement, the Company will be required to pay additional interest to holders of the Securities, subject to certain limitations and exceptions.

Certain of the initial purchasers of the Securities and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates. They have received, or may in the future receive, customary fees, expense reimbursement and commissions for these transactions. In addition, certain initial purchasers of the Securities, or their affiliates, are lenders and/or agents under the Company’s ABL Facility, including JPMorgan Chase Bank, N.A., Barclays Bank PLC, Deutsche Bank AG New York Branch, Credit Suisse AG, Cayman Islands Branch, Goldman, Sachs & Co., Bank of America, N.A., Keybank National Association and UBS AG, Stamford Branch.

A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Current Report and is hereby incorporated by reference herein. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement which is filed as Exhibit 4.3.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report are also responsive to Item 2.03 of this Current Report and are hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of October 23, 2012, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 7 7/8% Senior Notes due 2020 (included within the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of October 23, 2012, among the Company, the guarantors named therein and J.P. Morgan Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Keybanc Capital Markets Inc., Moelis & Company LLC and UBS Securities LLC.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS INTERNATIONAL, INC.

Date: October 25, 2012	/s/ Scott A. McKinley

By: Scott A. McKinley Its: Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of October 23, 2012, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee

4.2	Form of 7 7/8% Senior Notes due 2020 (included within the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of October 23, 2012, among the Company, the guarantors named therein and J.P. Morgan Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Keybanc Capital Markets Inc., Moelis & Company LLC and UBS Securities LLC.